EXHIBIT 99.2

Shareholder Update March 2013

Forward Looking Statements Certain statements in this investor presentation and other written or oral statements made by or on behalf of us are "forward - looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments an d our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future , a re forward - looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators, and all guidance figures. These forward - looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, th e following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or finan cin g transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage; legal and administrative proceedings, settlements, investigations and claims; our ab ility to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns relat ed to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mi nin g beyond our control, including weather and geologic conditions or catastrophic weather - related damage; our production capabilitie s; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electr ici ty and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other con dit ions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Managemen t believes that these forward - looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward - looking statement, whether as a result of future events, new information or otherwise.

3 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous

Opening Comments Summary ● Major Restructuring of Mine Operations in Q - 4 and Early Q - 1 ● Idled Production Capacity of 3 Million Tons in CAPP ● Reduced Workforce by Approximately 400 Employees and Contractors ● Significant Impact on Productivity and Costs in Q - 4 ● Thermal Coal Markets Continue to Be Weak; Met Coal Markets are Slowly Improving ● Continuing to Evaluate Options to Strengthen the Balance Sheet and Improve Liquidity Our Mine Operations are in Better Shape Today Than at Any Time in the Past 10 Years

5 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous

8.40 1.82 5.00 2.35 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 2004 2005 2006 2007 2008 2009 2010 2011 2012 Operations Review Safety JRCC National Average Non - Fatal Days Lost

Operations Review Central Appalachia ● Adjusted Operating Plan to Current Market Conditions ● All Kentucky Thermal Mines Idled the Week of Thanksgiving ● Idled Five Underground Mines ● Reduced Production at 3 Surface Mines ● Idled Two Preparation Plants and One Loadout ● Reduced Workforce by Approximately 400 Employees and Contractors ● Idled Production Capacity of Approximately 3.0 Million Tons ● Continued Development of Met and PCI Mines for Future Growth Opportunities ● Began Construction of Stacy Branch Roads and Ponds

Operations Review Midwest ● Freelandville East Underground Mine Exceeded Project Life Due to Additional Reserves. Will Complete Mining and Move to Freelandville West Underground Mine in the 1 st Quarter 2013. ● Production on Surface Mines was Adjusted to Match Sales Through Idle Days and Reduced Overtime ● Manage Costs to Match Reduced Production

9 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous

Market Review Metallurgical Coal ● China Has Returned to the Market in a Meaningful Way ● India Continues to Slowly Improve, ● Some New Coking Coal Demand Coming Online Soon ● Europe and Brazil Continue to Lag ● International Supply Still Vulnerable to Shocks ● Relatively Modest Events are Felt ● New Entrants are Struggling ● Mongolia and Mozambique are Well Off Expectations International Demand International Supply

Market Review Metallurgical Coal ● Despite Drop Off in Pricing We are Holding Market Share ● Fractured Market ● Less Price Discipline ● Lots of Room for Pricing Upside ● More Than Just the Rise in Overall Pricing ● Industrial and PCI Markets Remain More Active ● We Continue to Place Tons into These Markets U S Markets

Market Review Travel Notes ● Regulatory Pressures Have Not Been Reduced ● More Inspectors Covering Fewer Mines ● Total CAPP Production Has Fallen Much Harder and Much More Quickly Than The Markets Realized ● Loadout Stockpiles Are Flat to Down Across the Industry ● Big Sandy River Stockpiles are Huge, but Mostly Sold Forward into a Contango Pricing Curve Coalfields of CAPP and Illinois Basin

Market Review Travel Notes ● The Bulk of the Reduction in Coal Burn has Already Occurred ● The Soft Economy is a Bigger Factor Than Natural Gas Prices ● All of the Utilities are Trying Different Blends of Coal ● The Blend Changes are Not Permanent ● They Will Continue to Adjust for Several Years ● Coal Needs and Stockpile Situations are All Over the Map ● “Average” is a Misleading Term Southeastern Utilities

Market Review Travel Notes ● The Economy has Bottomed and Started to Turn Up ● Growth in Coking Coal Use will Exceed Economic Growth for the Foreseeable Future ● U.S. Coking Coal is A Key Part of Their Supply Diversification Effort ● We are Well - Positioned to Participate in the Development of the Indian Market India

15 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous

Miscellaneous Balance Sheet and Liquidity ● We Continue to Evaluate a Wide Range of Options to Strengthen the Balance Sheet and Improve Liquidity ● The Operations Changes Needed to be Substantially Complete First ● We Will Seek out a Broad Cross - Section of Input from Advisors and Current Holders Our Process Will be Thoughtful and Deliberative, But Timely

Miscellaneous Guidance (in 000’s) Depreciation, Depletion and Amortization $130,000 Tax Rate 0% Maintenance & Safety Capital $65,000 Completion of Ongoing Projects $ 5,000 Total Capital Expenditures $70,000 Production and Cash Cost Guidance Are Not being Issued at This Time Due to Recent Changes to Mine Operations and Changing Market Conditions

Miscellaneous Upcoming Investor Conferences and Meetings March 20, 2013 Howard Weil 41 th Annual Energy Conference New Orleans May 20, 2013 Brean Capital Global Resources & Infrastructure Conference New York August 6, 2013 BB&T Coal & Diversified Mining Conference St. Louis 1 st Quarter Report – Early May